SEAGULL ENERGY CORPORATION


                                   RESOLUTIONS
                                     of the
                              CHAIRMAN OF THE BOARD

                             7 1/2% Senior Notes due
                               September 15, 2027


     WHEREAS, on September 16, 1997, the Board of Directors of the Company approved the issuance by the Company, of up to $150,000,000 aggregate initial offering prices of bonds, debentures, notes and/or other debt obligations (collectively, the "Securities");

     WHEREAS, the Board of Directors has authorized the Executive Committee of the Company or the Chairman of the Board of the Company to determine the terms and conditions of the Securities;

     NOW, THEREFORE, in furtherance of the foregoing, the Chairman of the Board of the Company hereby adopts the following resolutions:

RESOLVED, that pursuant to the authority delegated to the Chairman of the Board by the Board of Directors of Seagull Energy Corporation (the "Company") by resolutions adopted on September 16, 1997, a series of Securities referred to in such resolutions shall be issued and designated under the Senior Indenture dated as of September 1, 1997 among the Company and The Bank of New York as trustee (the "Indenture"), as the Company's 7 1/2% Senior Notes Due September 15, 2027 (the "Senior Notes"); and

     FURTHER RESOLVED, that in addition to the terms provided in the Indenture with respect to Securities of a series issued thereunder, the terms of the Senior Notes shall be as follows (with all capitalized terms used below having the respective meanings ascribed thereto in the Indenture):

          (1) The aggregate principal amount of the Senior Notes shall be $150,000,000;

          (2) The stated maturity of the principal of the Senior Notes shall be September 15, 2027;

          (3) The Senior Notes shall bear interest at the rate of 7 1/2% per annum from September 30, 1997 or from the most recent interest payment date to which interest has been paid or duly provided for, which interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months;

          (4) The interest payment dates with respect to the Senior Notes shall be March 15 and September 15 in each year, commencing March 15, 1998, and the regular record dates for interest payable on any such interest payment date shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date;

          (5) Principal of (and premium, if any) and interest on the Senior Notes shall be payable at the Corporate Trust Office of the Trustee in New York, New York, and the Senior Notes may be surrendered for registration of transfer or exchange at such Corporate Trust Office, and notices and demands to or upon the Company in respect of the Senior Notes and the Indenture may be served at such Corporate Trust Office;

          (6) The Trustee shall act as paying agent, authenticating agent, transfer agent and security registrar with respect to the Senior Notes;

          (7) The Senior Notes shall not be redeemable prior to stated maturity;

          (8) The Senior Notes shall not be subject to a sinking fund requirement;

          (9) The Senior Notes shall be issuable in denominations of $1,000 and integral multiples thereof;

          (10) The Senior  Notes shall be subject to  defeasance  as provided in
     Section 10(C) of the Indenture;

          (11) The Senior Notes will be issued wholly in the form of Global Securities, and The Depository Trust Company shall be the Depositary with respect thereto; and

          (12) The Senior Notes shall be in substantially the form attached hereto as Exhibit A;

     FURTHER RESOLVED, that the form of Underwriting Agreement and related Terms Agreement to be executed with the underwriters named below with respect to the offer and sale of the Senior Notes, in the form submitted to this meeting, and the form of Prospectus Supplement dated September 25, 1997 to the Company's Prospectus dated September 19, 1997, are hereby approved; and the execution and delivery on behalf of the Company of such Underwriting Agreement and Terms Agreement by the Chairman of the Board, the President or any Vice President of the Company is ratified and approved; and

     FURTHER RESOLVED, that Merrill Lynch, Pierce, Fenner & Smith, Donaldson Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co., Salomon Brothers Inc and SBC Warburg Dillon Read Inc. are selected as the several underwriters (the "Underwriters") to which the Senior Notes shall be sold; that the sale of an aggregate of $150,000,000 of Senior Notes to such Underwriters is hereby authorized and approved; that the purchase price to be paid to the Company by the Underwriters shall be 98.544% of the principal amount of the Senior Notes; and that the initial public offering price shall be 99.544% of the principal amount of the Senior Notes; and

     FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company, or any of them, are hereby authorized, for and on behalf of the Company, to execute any agreements or take any other actions as such officer shall in his sole discretion deem necessary or advisable to arrange for the Senior Notes to be included as book-entry only security in the facilities of The Depository Trust Company;

     FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company, or any of them, are hereby authorized, for and on behalf of the Company, to execute and deliver all agreements, powers of attorney, certificates or other instruments and documents, and to take all other actions, as such officer shall in his sole discretion deem necessary or advisable to carry out the transactions approved in the preceding resolutions.

     EXECUTED and effective as of this 25th day of September, 1997.


                                      /s/ Barry J. Galt
                                          Barry J. Galt
                                          Chairman of the Board

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                           SEAGULL ENERGY CORPORATION

                     7 1/2% Senior Notes due September 15, 2027

No. BE-1                                                    CUSIP No. 812007AE2


SEAGULL ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on September 15, 2027, and to pay interest thereon from September 30, 1997 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year, commencing March 15, 1998, at the rate of 7 1/2% per annum, until the principal hereof is fully paid or made available for full payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date (a "Regular Record Date"). Notwithstanding the foregoing, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such defaulted interest shall instead be paid to the Person in whose name this Security is registered (a) at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date or (b) as determined by such other procedure as is mutually acceptable to the Company and the Trustee, all as more fully described in the Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security shall be made at the Corporate Trust Office of the Trustee in New York, New York, or at such other office or agency of the Company as it may designate for such purpose pursuant to the Indenture hereinafter referred to, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 30, 1997

                                            SEAGULL ENERGY CORPORATION


                                            By:_________________________
                                               Barry J. Galt
                                               Chairman of the Board and
                                               Chief Executive Officer


ATTEST:


______________________________________
Stephen A. Thorington
Treasurer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK
                                            as Trustee


                                            By________________________________
                                                     Authorized Officer

                               REVERSE OF SECURITY


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under the Senior Indenture, dated as of September 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any additional successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein are defined in the Indenture and used herein with the same meanings ascribed to them therein. This Security is a Global Security representing the entire principal amount of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

     The Securities of this series are not redeemable prior to stated maturity.

     The Securities of this series shall not be subject to a sinking fund requirement.

     The  Indenture  contains   provisions  for  defeasance  of  (a) the  entire
indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Securities then Outstanding under the Indenture and affected thereby, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the stated final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest hereon, or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Company, or change the coin or currency in which payments are to be made, or impair or affect the right of any Holder to institute suit for enforcement of any payment hereof or
(ii) reduce the aforesaid percentage of any series of such Securities, without the consent of the Holders of each Security of any series so affected. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal of or interest on any of the Securities of such

Series. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, and at the rates and in the coin or currency herein provided.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of default and the continuance thereof, as provided in the Indenture, and unless the Holders of not less than 25% in principal amount of the Securities of this series then Outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not impair the right of a Holder hereof to institute suit for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein without the consent of such Holder.

     This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (i) such Depository notifies the Company that it is unwilling, unable or ineligible to continue as Depository for this Security and a successor Depository is not appointed by the Company within 90 days or
(ii) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depository shall direct. Individual Securities of this series so issued will be issued in registered form and denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register maintained for that purpose, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon on or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees. At the date of the original issuance of this Security, such office or agency of the Company is maintained by the Trustee at its Corporate Trust Office, 101 Barclay Street, Floor 21 West, New York, New York.

     No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums so paid, satisfy and discharge the liability for moneys payable on this Security.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to




(Print or type name, address and zip code of assignee or transferee)



(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: ____________                   Signed: ________________________________
                                       Sign exactly as name appears above or on the other side of this Security)



Signature Guarantee:                                                    _______
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)